UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 4, 2018

(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716

(Address of principal executive offices)

(608) 441-8120

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 4, 2018, Cellectar Biosciences, Inc. (the “Company”) entered into an Agreement of Lease (the “Lease”), with KBS II 100-200 CAMPUS DRIVE, LLC (the “Landlord”).

Under the Lease, the Company will lease 3,983 square feet of rentable area on the second floor of a building located at 100 Campus Drive in Florham Park, New Jersey, commencing on the date on which the tenant improvements being conducted have been substantially completed (the “Commencement Date”) and for a term of 64 months from the Commencement Date. The Company also has an option to extend the term of the Lease for one additional 60 month period. The Landlord has agreed to provide the Company a contribution of up to $179,235 to the total cost of the tenant improvements.

Under the terms of the Lease, the Company must pay a security deposit of $75,000 and the aggregate rent due over the term of the Lease is approximately $828,000, which will be reduced to approximately $783,000 after certain rent abatements. The Company will also be required to pay its proportionate share of certain operating expenses and real estate taxes applicable to the leased premises.

The foregoing description of Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OR A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2018	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Brian M. Posner
		Name:	Brian M. Posner
		Title:	Chief Financial Officer

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